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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 5, 2001


                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

Item 5.  Other events and Regulation FD Disclosure.

                                                           FOR IMMEDIATE RELEASE
                                                                    June 4, 2001
                                                            CONTACT: Jim Coppins
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.20 per share to shareholders of record date June 15, 2001, payable June 29, 2001. President Curt Carter is pleased to announce that this dividend is the 143rd consecutive cash dividend paid to shareholders.

         Through the end of April, total assets grew to $221,174,000 from $209,392,000 in April of 2000. Deposits increased $10 million to $194 million. Loans increased over $1,000,000 during the same period. Loan quality remains strong with the current loan loss reserve equal to 1.47% of outstanding loans. Shareholder equity was $25,147,000 on April 30, 2001.